united states

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 6, 2012

Astoria Financial Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11967	11-3170868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

ONE ASTORIA FEDERAL PLAZA, LAKE SUCCESS, NEW YORK 11042-1085

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 327-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Items.

At special meetings of the Boards of Directors of Astoria Financial Corporation (the “Company”) and its wholly owned subsidiary, Astoria Federal Savings and Loan Association (the “Association”) held on March 6, 2012, the Boards of Directors of the Company and the Association each approved, effective April 30, 2012, amendments to the following defined benefit plans of the Company and the Association:

a)	Astoria Federal Savings and Loan Association Employee Pension Plan,
b)	Astoria Federal Savings and Loan Association Excess Benefit Plan,
c)	Astoria Federal Savings and Loan Association Supplemental Benefit Plan and
d)	Astoria Federal Savings and Loan Association Directors’ Retirement Plan

The Employee Pension, Excess Benefit and Supplemental Benefit Plans were amended to change the manner in which benefits are computed for service through April 30, 2012 and accrual of additional benefits for all of the plans referenced above were suspended after April 30, 2012. The impact of these amendments is to reduce estimated annual pension expense for these plans to approximately $6.9 million for fiscal 2012 compared to $14.7 million for fiscal 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astoria Financial Corporation

By:	/s/ Alan P. Eggleston
Alan P. Eggleston Senior Executive Vice President, Secretary and Chief Risk Officer

Dated: March 8, 2012